UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 6, 2020

EAGLE MATERIALS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-12984	75-2520779
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5960 BERKSHIRE LANE, SUITE 900 DALLAS, TEXAS	75225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 432-2000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 6, 2020, Eagle Materials Inc., a Delaware corporation (the “Company”), completed the previously announced acquisition (the “Acquisition”) of certain assets of Kosmos Cement Company, a Kentucky general partnership (the “Seller”). The Acquisition was completed pursuant to an Asset Purchase Agreement, dated November 25, 2019 (as amended, the “Asset Purchase Agreement”), by and between the Company and the Seller.

The assets (the “Assets”) acquired by the Company in the Acquisition include (i) a cement plant located in Louisville, Kentucky, (ii) a limestone quarry located in Battletown, Kentucky, (iii) cement distribution terminals located in Indianapolis, Indiana; Cincinnati, Ohio; Pittsburgh, Pennsylvania; Charleston, West Virginia; Ceredo, West Virginia; Mt. Vernon, Indiana; and Lexington, Kentucky, and (iv) certain other properties, assets and rights of the Seller, including leasehold interests, equipment, vehicles and contract rights, used in connection with the business conducted by the Seller at or from the foregoing facilities (collectively, the “Kosmos Business”).

The Company assumed in the Acquisition certain liabilities and obligations of the Seller relating to the Kosmos Business, including contractual obligations, reclamation obligations and various other liabilities and obligations arising out of or relating to the Kosmos Business after the closing of the Acquisition (the “Closing”).

The purchase price (the “Purchase Price”) paid by the Company at the Closing was $665 million in cash, subject to a customary post-closing inventory adjustment as provided in the Asset Purchase Agreement. The Purchase Price was funded through cash on hand and borrowings made simultaneously with the Closing under the Company’s Credit Agreement, dated as of December 20, 2019 (the “Term Loan Agreement”), among the Company, certain banks and financial institutions party thereto as lenders and JPMorgan Chase Bank, N.A., as administrative agent.

The foregoing description of the Asset Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which was filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended December 31, 2019, filed with the Securities and Exchange Commission (the “SEC”) on February 4, 2020.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 2.01, which describes the transaction in connection with which the Company incurred a direct financial obligation, is hereby incorporated by reference into this Item 2.03.

As previously reported, the Company entered into the Term Loan Agreement on December 20, 2019, establishing a $665 million term loan facility to fund payment of the Purchase Price and fees and expenses incurred in connection with the Acquisition. In connection with the completion of the Acquisition and as of the Closing, approximately $665 million was borrowed under the Term Loan Agreement (the “Kosmos Term Loan”). The Kosmos Term Loan bears interest at a floating rate per annum based on adjusted LIBOR plus a margin between 1.25% and 2.00%, depending on the Company’s ratio of consolidated indebtedness to consolidated EBITDA. The Kosmos Term Loan is scheduled to mature on August 2, 2021 and is subject to customary default and acceleration provisions.

The foregoing description of certain material terms of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the description of the Term Loan Agreement contained in the Company’s Current Report on Form 8-K, dated December 20, 2019, filed with the SEC on December 20, 2019, and to the full text of the Term Loan Agreement, a copy of which was filed as Exhibit 10.2 to such Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired

The audited financial statements of the Seller and accompanying notes as of and for the year ended December 31, 2019 and 2018 will be filed as an exhibit to an amendment to this Current Report on Form 8-K.

(b)	Pro Forma Financial Information

The unaudited pro forma condensed combined financial statements of the Company and accompanying notes related thereto as of December 31, 2019 and for the nine-months ended December 31, 2019 and the fiscal year ended March 31, 2019 will be filed as an exhibit to an amendment to this Current Report on Form 8-K.

(d)	Exhibits

Exhibit Number	Description

2.1

Asset Purchase Agreement between Eagle Materials Inc. and Kosmos Cement Company, dated as of November 25, 2019 (filed as Exhibit 10.3 to the Quarterly Report on Form 10-Q filed with the SEC on February 4, 2020, and incorporated herein by reference).

4.1

Credit Agreement, dated as of December 20, 2019, among Eagle Materials Inc., the Lenders Party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent, Goldman Sachs Bank USA, Bank of America, N.A., PNC Bank, National Association, Wells Fargo Bank, N.A. and Truist Bank , as Co-Syndication Agents, and JPMorgan Chase Bank, N.A. and Goldman Sachs Bank USA, as Joint Bookrunners and Joint Lead Arrangers (filed as Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on December 20, 2019, and incorporated herein by reference).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ James H. Graass
James H. Graass
Executive Vice President, General
Counsel and Secretary

Date: March 6, 2020